Exhibit 13.1

Certification by the Chief Executive Officer

Of 3SBio Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of 3SBio Inc. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jing Lou, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 3, 2011

By:	/s/ DR. JING LOU
Name:	Dr. Jing Lou
Title:	Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed with the Securities and Exchange Commission as part of the Report or as a separate disclosure document.